SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 14, 2008

Date of Report

May 13, 2008

(Date of earliest event reported)

RNS SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-129388	71-098116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2197 West 2nd Avenue, Suite 103,Vancouver, B.C. , Canada  V6K 1H7

(Address of principal executive offices, including zip code)

(604) 789-2410

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 13, 2008 the Board of Directors of the Company elected Mr. Alex Koo to serve as the President and Director of the Company.  Mr Koo, age 43, is currently the Managing Director for South Pacific Chemical Industries Sdn. Bhd. & Affiliates where he is actively involved in all aspects of the company’s business activities.  After completing his undergraduate and graduate degrees at Middlebury College and the Massachusetts Institute of Technology, Mr. Koo worked as an actuarial pension consultant for William Mercer for four years until he returned to Asia to join South Pacific Chemical Industries Sdn. Bhd. & Affiliates.

On May 13, 2008, the Board of Directors of the Company accepted the resignation of Mr. Livio Susin as the President and Director of the Company.  Mr. Susin has not had any disagreements with the Company and has no claims against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2007

RNS Software, Inc.

By:	/s/ Alex Koo
Alex Koo
Director